UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E Redfield Rd Suite 201 Scottsdale, AZ 85260 United States of America
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Compensation Agreements

On April 24, 2008 Insignia Solutions PLC (“Insignia”) amended the compensation agreement of George Monk, Insignia’s chief financial officer, to provide that an amount equal to one year’s salary of $240,000 and targeted bonus of $96,000 would be due and payable to Mr. Monk within seven days of a change of control of Insignia, regardless of whether or not Mr. Monk were terminated upon such a change of control. No further termination payment would be due if he was subsequently terminated. Prior to this amendment, this payment would be made upon a termination of employment or a demotion following a change of control.

In addition, Insignia agreed to pay a bonus to Mr. Monk and Vincent Pino, a director of Insignia, equal to a total of $250,000, less any payments made to obtain a fairness opinion, to be split equally between Mr. Monk and Mr. Pino, and payable within seven days of the closing of a merger with Dollar Days International, Inc. (“DollarDays”).

Finally, Insignia agreed to pay bonuses of $30,000 to each of Mark McMillan, former chief executive officer and director of Insignia, and Mr. Monk, within seven days of the closing of the merger with DollarDays, as full and final settlement of amounts payable to them related to the deferred portion of the consideration that may have been payable by Smith Micro Software, Inc. (“SMSI”) under the Asset Purchase Agreement dated February 11, 2007 between Insignia, SMSI and certain subsidiaries of Insignia, as amended, had Insignia not entered into the Release Agreement with SMSI as described below.

Release Agreement with Smith Micro Software, Inc.

On June 23, 2008, Insignia and certain of its subsidiaries entered into a Release Agreement with SMSI and DollarDays (the “Release Agreement”). Under the terms of the release agreement, Insignia and Smith Micro agreed to release all claims against each other pursuant to that certain Asset Purchase Agreement between Insignia, SMSI, and the other parties thereto dated February 11, 2007, as amended April 4, 2007 (the “Asset Purchase Agreement”), including, but not limited to, claims made by SMSI under a holdback certificate dated March 31, 2008 whereby SMSI sought indemnification for various alleged breaches of representations and warranties in the Asset Purchase Agreement resulting in alleged aggregate losses of between $3.1 million and $6.5 million (as disclosed on Form 8-K dated April 2, 2008). Insignia has also agreed to release its claim for a $1.5 million purchase price holdback amount held by SMSI and to deliver a cash payment of $500,000 to SMSI.

Merger Agreement with DollarDays International, Inc.

Please see the description of the Agreement and Plan of Merger with DollarDays as more fully described in Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 23, 2008, Insignia and its wholly-owned subsidiary, Jeode, Inc. (“Jeode”), entered into an Agreement and Plan of Merger with DollarDays, a Delaware corporation (the “Merger Agreement”), providing for the merger of DollarDays into Jeode (the “Merger”). The Merger was completed on June 23, 2008. Under the terms of the Merger Agreement, Insignia will (1) issue American Depository Receipts (“ADRs”) for approximately 73.3 million ordinary shares to DollarDays’ shareholders, (2) issue ADRs for approximately 7.7 million ordinary shares to an investor in DollarDays in repayment of a note payable to and an additional investment in DollarDays, (3) issue a warrant for approximately 8.5 million ordinary shares to Peter Engel, the chief executive officer of DollarDays, (4) issue a warrant for approximately 3.6 million ordinary shares to a financial advisor to DollarDays, and (5) issue options to purchase approximately 19.8 million ADRs, in replacement of outstanding Dollar Days options. The closing of the Merger did not require Insignia shareholder approval.

After the Merger, and the transactions described above, and after the issuance of approximately 7.7 million ADRs to raise $1 million in a private financing transaction, current Insignia ADR holders will own approximately 37% of the ongoing combined company. Approximately 64% of the ADRs contemplated by the Merger will be issued subsequent to the closing of the Merger, and the remaining ADRs will be issued following shareholder authorization of an increase in Insignia’s authorized share capital.

The description of the material terms of the Merger Agreement, attached hereto as Exhibit 10.90(1) and incorporated herein by reference as if set forth in full, does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Press Release

On June 26, 2008, we issued a press release announcing the Merger and the appointment of Mr. Engel, as described in Item 5.02 below. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

Resignation of Messrs. Bearsted and McMillan

On June 23, 2008, Viscount Nicholas Bearsted and Mark McMillan resigned from Insignia’s Board of Directors.

Appointment of Messrs. Engel, Baker, and Sobral

On June 23, 2008, the Board of Directors of Insignia appointed Peter Engel, Christopher Baker, and Filipe Sobral to serve on the Board of Directors

Appointment of Mr. Engel as Chief Executive Officer

On June 23, 2008, pursuant to the transactions contemplated by the Merger Agreement and concurrent with the completion of the Merger, Peter Engel was appointed Chief Executive Officer of Insignia. Mr. Engel, 73, has served as the Chairman and Chief Executive Officer of DollarDays since February 2007. Mr. Engel also serves as Chairman and Chief Executive Officer of Affinity Media International Corporation, a position held from 1992 to present; served as Acting Chief Operating Officer of the Audio Book Division of NewStar Media from 1999 to 2000; co-founded Porosan Properties in 1990; served as an Associate Professor at the University of Southern California Entrepreneurial Program from 1990 to 1995; and founded The American Consulting Corporation, where he served as President and Chief Executive Officer from 1980 to 1989.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item are not included in this report on Form 8-K. Such financial statements will be filed by amendment to this report on Form 8-K/A as soon as they are available, but in no event later than seventy one (71) days after the date that the initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The Pro Forma financial information required by this item is not included in this report on Form 8-K. Such Pro Forma financial information will be filed by amendment to this report on Form 8-K/A as soon as it is available, but in no event later than seventy one (71) days after the date that the initial report on Form 8-K must be filed.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit
Number

10.106	Agreement and Plan of Merger by and among Insignia Solutions PLC, Jeode Inc., DollarDays International, Inc., and the Representative (as defined therein), dated June 23, 2008

99.1	Press release from Insignia Solutions plc, dated June 26, 2008, entitled “Premier Online Wholesaler and Closeout Company DollarDays International has Merged with Insignia Solutions”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Solutions plc

Date: June 26, 2008	By:	/s/ George Monk
George Monk
Chief Financial Officer

EXHIBIT INDEX

10.106	Agreement and Plan of Merger by and among Insignia Solutions PLC, Jeode Inc., DollarDays International, Inc., and the Representative (as defined therein), dated June 23, 2008

99.1	Press release from Insignia Solutions plc, dated June 26, 2008, entitled “Premier Online Wholesaler and Closeout Company DollarDays International has Merged with Insignia Solutions”